UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street, Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets.

As disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2013 (the “Closing Date 8-K”), on April 30, 2013, T-Mobile US, Inc., formerly known as MetroPCS Communications, Inc. (the “Company”), completed the transactions (the “Business Combination”) contemplated under the Business Combination Agreement dated October 3, 2012, among MetroPCS Communications, Inc., Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH (“Global”), a wholly-owned subsidiary of Deutsche Telekom, T-Mobile Holding GmbH, a wholly-owned subsidiary of Global, and T-Mobile USA, Inc., formerly a direct wholly-owned subsidiary of T-Mobile Holding (“T-Mobile USA”), as amended by Amendment No. 1 to the Business Combination Agreement dated April 14, 2013 (as so amended, the “Business Combination Agreement”).

As more particularly described in the Closing Date 8-K, the Business Combination will be accounted for as a reverse acquisition in conformity with accounting principles generally accepted in the United States of America and T-Mobile USA is deemed to be the accounting acquirer in the Business Combination.

Filed as Exhibit 99.1 hereto are the unaudited pro forma condensed combined financial information giving effect to the Business Combination Agreement and related transactions, and notes related thereto, required by Item 9.01(b) of Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information for the year ended December 31, 2012 and the three months ended March 31, 2013, giving effect to the Business Combination Agreement and related transactions, and notes related thereto, are filed as Exhibit 99.1 hereto and incorporated by reference into this Current Report on Form 8-K/A.

(d) Exhibits

Exhibit	Description
99.1	Unaudited pro forma condensed combined financial information for the year ended December 31, 2012 and the three months ended March 31, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: June 4, 2013	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer